Exhibit 99.01

Glu Reports Third Quarter 2016 Financial Results

•                  Q3 revenue of $51.4 million and Q3 Bookings of $51.3 million

•                  Acquired controlling interest in Crowdstar, owner and operator of flagship fashion and styling game, Covet Fashion, as well as Design Home, a new title in beta

•                  CEO succession: Nick Earl named CEO; Niccolo de Masi named Executive Chairman

•                  Cash and cash equivalents of $147.5 million and no debt as of September 30, 2016

SAN FRANCISCO, Calif. — November 3, 2016 — Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of free-to-play games for smartphone and tablet devices, today announced financial results for its third quarter ended September 30, 2016.

“Our third quarter bookings were driven by the continued traction of Tap Sports Baseball 2016, Cooking Dash 2016 and Racing Rivals, as well as the launch of Gordon Ramsay Dash and ongoing success of Kim Kardashian: Hollywood,” stated Niccolo de Masi, Executive Chairman of Glu.  “While our third quarter results included royalty impairments from underperforming titles, we believe that we made meaningful progress on our evergreen strategy of deepening monetization of our biggest spenders and most engaged players in our genre-leading live games.”

De Masi continued, “As I transition to the Company’s Executive Chairman I will work to ensure a smooth handover to newly named Chief Executive Officer, Nick Earl.  Nick is a video game industry veteran with a proven track record of creating hit games and I am confident in his ability to lead Glu in the future.”

“I am very excited about being named CEO and am confident in our ability to grow longer-term given Glu’s strength in free-to-play mobile games,” stated Nick Earl.  Earl continued “Through our acquisition of a controlling interest in Crowdstar, we are pleased that we will be adding Covet Fashion, their flagship fashion and styling game.  With more than 35 million lifetime installs to date, we are excited at the prospect of adding this evergreen type title to our portfolio.  In addition, we are very optimistic about the potential of Design Home, a new game from Crowdstar that is currently showing promising performance in beta testing in Canada.  We expect the acquisition to be accretive given Crowdstar’s history of profitability combined with the synergies we expect to realize.”

Third Quarter 2016 Financial Highlights:

•                  Revenue:  Total revenue was $51.4 million in the third quarter of 2016 compared to $63.3 million in the third quarter of 2015.

•                  Bookings: Total bookings were $51.3 million in the third quarter of 2016, compared to $64.4 million in the third quarter of 2015.  Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds.

•                  Gross Margin: Gross margin was negative (9)% in the third quarter of 2016 compared to 53% in the third quarter of 2015.  Gross margin included $29.8 million in prepaid royalty impairments during the third quarter of 2016.

•                  Net Income/(Loss) and EPS:  Net loss was $(43.7) million for the third quarter of 2016 compared to net income of $158,000 for the third quarter of 2015.  EPS loss was $(0.33) for the third quarter of 2016, based on 133.1 million weighted-average basic and diluted shares outstanding, compared to EPS of approximately breakeven for the third quarter of 2015, based on 131.5 million weighted-average diluted shares outstanding.

•                  Cash and Cash Flows:  As of September 30, 2016, Glu had cash and cash equivalents of $147.5 million and no debt.  Cash flows used in operations were $(9.8) million for the third quarter of 2016 compared to $(7.8) million used in the third quarter of 2015.

We are still evaluating the results of our annual goodwill impairment assesment and expect to have this finalized prior to filing our Quarterly Report on Form 10-Q on November 9, 2016.

A reconciliation of GAAP to non-GAAP financial measures used by company management to assess the Company’s operating results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Developments and Strategic Initiatives:

•                  Today, we announced that we acquired a controlling interest in Crowdstar, a leader in fashion and styling games for women.

•                  Today, we announced the transition of Nick Earl to CEO and Niccolo de Masi to Executive Chairman.

•                  In September, we announced the acquisition of community driven app, Poke Radar.

“Our core catalog titles continued to be the primary drivers of our third quarter bookings,” stated Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer.  “We are excited about the acquisition of a controlling interest in Crowdstar and are confident that Glu can execute its long-term growth strategy, particularly given our strong balance sheet.”

Business Outlook as of November 3, 2016:

The following forward-looking statements reflect expectations as of November 3, 2016. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s products; consumer demand for smartphones, tablets and next-generation platforms; our ability to improve the monetization of our titles to create evergreen games and continue to successfully launch and update new games; development delays on Glu’s products; continued uncertainty in the global economic environment; competition in the industry; storefront featuring; changes in foreign exchange rates; Glu’s effective tax rate and other factors detailed in this release and in Glu’s SEC filings.

Fourth Quarter Expectations — Quarter Ending December 31, 2016:

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP.  Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

•                  Bookings are expected to be between $46.0 million and $48.0 million.

•                  Adjusted gross margin (as previously defined) is expected to be approximately 64.6%.

•                  Adjusted operating expenses are expected to be between $40.0 million and $40.3 million.

•                  Depreciation expense is expected to be $0.8 million.

•                  Income tax is expected to be an expense of approximately $0.3 million.

•                  Stock-based compensation expense is expected to be $3.5 million and amortization of intangible assets is expected to be $2.2 million.

•                  Weighted-average common shares outstanding are expected to be approximately 134.0 million basic and diluted.

2016 Expectations — Full Year Ending December 31, 2016:

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP.  Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

•                  Bookings are expected to be between $202.2 million and $204.2 million.

•                  Adjusted gross margin (as previously defined) is expected to be approximately 48%.

•                  Adjusted operating expenses are expected to range from $147.3 million to $147.6 million.

•                  Depreciation expense is expected to be $2.9 million.

•                  Income tax expense is expected to be $0.5 million.

•                  Stock-based compensation expense is expected to be $13.1 million, amortization and impairment of intangible assets is expected to be $14.2 million and restructuring charges are expected to be $2.3 million.

•                  Weighted-average common shares outstanding are expected to be approximately 131.9 million basic and diluted.

•                  We expect to have cash and short-term investments at December 31, 2016 of at least $80.0 million.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (866) 582-8907, or if outside the U.S., (760) 298-5046, with conference ID # 84580416 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company’s website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, November 3, 2016, and 8:59 p.m. Pacific Time, November 10, 2016, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 84580416.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile), the company twitter account (https://twitter.com/glumobile) and Mr. de Masi’s twitter account (https://twitter.com/niccolodemasi). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed and Mr. de Masi’s twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company’s website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated Bookings, Adjusted cost of revenue, Adjusted operating expenses, Adjusted gross profit, Adjusted gross margin, and Adjusted operating expense. These non-GAAP financial measures exclude the following items from Glu’s unaudited consolidated statements of operations:

•                  Change in deferred revenue and deferred cost of revenue;

•                  Amortization and impairment of intangible assets;

•                  Non-cash warrant expense;

•                  Stock-based compensation expense;

•                  Restructuring charges;

•                  Litigation settlement proceeds and costs;

•                  Transitional costs;

•                  Change in fair value of strategic investments; and

•                  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Business Outlook as of November 3, 2016” (“Fourth Quarter Expectations — Quarter Ending December 31, 2016” and “2016 Expectations — Full Year Ending December 31, 2016”), and the statements regarding that we believe that we made meaningful progress on our evergreen strategy of deepening monetization of our biggest spenders and most engaged players in our genre-leading live games; that Mr. de Masi will work to ensure a smooth handover to Mr. Earl; that Mr. de Masi is confident in Mr. Earl’s ability to lead Glu in the future; that Mr. Earl is confident in Glu’s ability to grow longer-term given its strength in free-to-play mobile games; that we are very optimistic about the potential of Design Home; that we expect the acquisition to be accretive given Crowdstar’s history of profitability combined with synergies we expect to realize; and that we are confident that Glu can execute its long-term growth strategy, particularly given our strong balance sheet. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under “Business Outlook as of November 3, 2016”; the risk that Glu will be unable to successfully integrate CrowdStar and its employees and achieve expected synergies; the risk that Glu will have difficulty retaining key Crowdstar employees; the risk that Glu does not realize the anticipated strategic benefits from our celebrity partnerships; the risk that the number of social followers of our celebrity partners does not correlate to strong performance for our celebrity titles; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption “Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission on August 9, 2016 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play games for smartphone and tablet devices. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, COOKING DASH, DEER HUNTER, DINER DASH, DINO HUNTER: DEADLY SHORES, ETERNITY WARRIORS, FRONTLINE COMMANDO, RACING RIVALS, TAP SPORTS BASEBALL, and TAP SPORTS FOOTBALL, and branded IP games including BRITNEY SPEARS: AMERICAN DREAM, GORDON RAMSAY DASH, KENDALL & KYLIE, KIM KARDASHIAN: HOLLYWOOD, and SNIPER X WITH JASON STATHAM on the App Store, Google Play, Amazon Appstore, Facebook, Mac App Store, and Windows Phone. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers globally. Founded in 2001, Glu is headquartered in San Francisco with U.S. offices outside Seattle and in San Mateo, Portland and Long Beach, and international locations in Canada, China, India, Japan, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com.

For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

CONTRACT KILLER, COOKING DASH, DEER HUNTER, DINER DASH, DINO HUNTER: DEADLY SHORES, ETERNITY WARRIORS, FRONTLINE COMMANDO, RACING RIVALS, TAP SPORTS BASEBALL, TAP SPORTS FOOTBALL, SNIPER X, GLU, GLU MOBILE, and the ‘g’ character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$147,515	$180,542
Accounts receivable, net	14,161	17,956
Prepaid royalties	10,464	23,715
Prepaid expenses and other current assets	18,392	14,841
Total current assets	190,532	237,054

Property and equipment, net	5,539	5,447
Restricted cash	1,162	1,498
Long-term prepaid royalties	31,877	46,944
Other long-term assets	3,866	1,386
Intangible assets, net	10,891	22,767
Goodwill	88,108	87,890
Total assets	$331,975	$402,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$10,647	$9,386
Accrued liabilities	1,646	1,654
Accrued compensation	9,342	7,100
Accrued royalties	7,769	21,032
Accrued restructuring	381	342
Deferred revenue	32,426	31,112
Total current liabilities	62,211	70,626
Long-term accrued royalties	21,384	24,347
Other long-term liabilities	1,331	1,585
Total liabilities	84,926	96,558

Common stock	14	13
Additional paid-in capital	568,396	557,748
Accumulated other comprehensive income/(loss)	113	(85)
Accumulated deficit	(321,474)	(251,248)
Stockholders’ equity	247,049	306,428
Total liabilities and stockholders’ equity	$331,975	$402,986

Glu Mobile Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

Revenue	$51,381	$63,250	$154,272	$188,870

Cost of revenue:
Platform commissions, royalties and other	18,918	25,890	57,771	73,431
Impairment of prepaid royalties and minimum guarantees	29,836	1,555	29,984	1,644
Impairment and amortization of intangible assets	7,320	2,360	11,981	7,228
Total cost of revenue	56,074	29,805	99,736	82,303
Gross (loss)/profit	(4,693)	33,445	54,536	106,567

Operating expenses:
Research and development	20,080	16,304	61,113	52,855
Sales and marketing	10,104	12,302	33,663	37,511
General and administrative	7,011	4,419	22,091	19,254
Amortization of intangible assets	—	31	—	190
Restructuring charge	57	—	2,279	—
Total operating expenses	37,252	33,056	119,146	109,810

(Loss)/income from operations	(41,945)	389	(64,610)	(3,243)

Interest and other expense, net:
Interest income	12	15	58	34
Other expense	(1,665)	(167)	(5,695)	(644)
Interest and other (expense), net	(1,653)	(152)	(5,637)	(610)

(Loss)/income before income taxes	(43,598)	237	(70,247)	(3,853)
Income tax benefit/(provision)	(129)	(79)	21	(374)
Net (loss)/income	$(43,727)	$158	$(70,226)	$(4,227)

Net (loss)/income per share — basic and diluted
Basic	$(0.33)	$0.00	$(0.54)	$(0.04)
Diluted	$(0.33)	$0.00	$(0.54)	$(0.04)

Weighted average common shares outstanding - basic and diluted
Basic	133,110	127,287	131,160	115,775
Diluted	133,110	131,486	131,160	115,775

Stock-based compensation expense included in:
Research and development	$1,135	$868	$3,165	$2,464
Sales and marketing	263	277	747	777
General and administrative	1,692	1,911	5,684	4,976
Total stock-based compensation expense	$3,090	$3,056	$9,596	$8,217

Glu Mobile Inc.

GAAP to Adjusted Results Reconciliation

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2015	2015	2015	2015	2016	2016	2016
GAAP gross profit/(loss)	$40,726	$32,396	$33,445	$35,596	$31,841	$27,388	$(4,693)
Impairment and amortization of intangible assets in cost of revenue	2,434	2,434	2,360	2,325	2,324	2,336	7,320
Non-cash warrant benefit/(expense)	93	135	1,896	(116)	9	(32)	(6)
Adjusted gross profit (redfined)*	43,253	34,965	37,701	37,805	34,174	29,692	2,621

Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)	2,575	(102)
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)	(348)	(198)

Adjusted gross profit (as previously defined)*	$39,049	$35,973	$38,095	$36,167	$32,968	$31,919	$2,321

GAAP operating expense	38,214	38,540	33,056	38,654	41,026	40,868	37,252
Stock-based compensation	(2,129)	(3,032)	(3,056)	(3,469)	(3,545)	(2,961)	(3,090)
Amortization of intangible assets in operating expenses	(127)	(32)	(31)	(11)	—	—	—
Litigation costs and settlement proceeds	—	(476)	390	—	—	—	—
Transitional costs	(72)	—	—	—	—	—	—
Restructuring charge	—	—	—	(1,075)	(106)	(2,116)	(57)
Adjusted operating expense	35,886	35,000	30,359	34,099	37,375	35,791	34,105

Adjusted operating expense break-out:
GAAP research and development expense	$18,243	$18,308	$16,304	$20,001	$20,312	$20,721	$20,080
Stock-based compensation	(760)	(836)	(868)	(1,099)	(1,194)	(837)	(1,135)
Adjusted research and development expense	17,483	17,472	15,436	18,902	19,118	19,884	18,945

GAAP sales and marketing expense	12,438	12,771	12,302	10,729	12,624	10,935	10,104
Stock-based compensation	(218)	(282)	(277)	(305)	(292)	(191)	(263)
Adjusted sales and marketing expense	12,220	12,489	12,025	10,424	12,332	10,744	9,841

GAAP general & administrative expense	7,406	7,429	4,419	6,838	7,984	7,096	7,011
Transitional costs	(72)	—	—	—	—	—	—
Stock-based compensation	(1,151)	(1,914)	(1,911)	(2,065)	(2,059)	(1,933)	(1,692)
Litigation costs	—	(476)	390	—	—	—	—
Adjusted general and administrative expense	$6,183	$5,039	$2,898	$4,773	$5,925	$5,163	$5,319

*We have provided Adjusted gross profit (as previously defined) and Adjusted gross profit (redefined) in this earnings release. The only difference between the two measures is the inclusion (Adjusted gross profit (redefined)) or exclusion (Adjusted gross profit (as previously defined)) of the impact from revenue and cost of revenue deferrals accounting treatment on our products. This is the last quarter we will report Adjusted gross profit (as previously defined) and going forward, we will only be providing GAAP and Adjusted gross profit (redefined) results.

Glu Mobile Inc.

Adjusted EBITDA

(in thousands)

(unaudited)

	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2015	2015	2015	2015	2016	2016	2016
GAAP net income/(loss)	$1,124	$(5,509)	$158	$(2,958)	$(8,550)	$(17,949)	$(43,727)
Non-cash warrant expense/(benefit)	93	135	1,896	(116)	9	(32)	(6)
Impairment and amortization of intangible assets in cost of revenue	2,561	2,466	2,391	2,336	2,324	2,336	7,320
Depreciation	706	732	718	706	656	720	768
Stock-based compensation	2,129	3,032	3,056	3,469	3,545	2,961	3,090
Transitional costs	72	—	—	—	—	—	—
Litigation costs and settlement proceeds	—	476	(390)	—	—	—	—
Restructuring charge	—	—	—	1,075	106	2,116	57
Foreign currency exchange (gain)/loss	290	186	167	149	(148)	(182)	1,035
Change in fair value of strategic investments	—	—	—	—	(300)	4,660	630
Interest and other expense	(6)	(12)	(15)	(15)	(21)	(25)	(12)
Income tax provision/(benefit)	1,104	(809)	79	(234)	(166)	16	129
Total Adjusted EBITDA (redfined)*	$8,073	$697	$8,060	$4,412	$(2,545)	$(5,379)	$(30,716)

Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)	2,575	(102)
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)	(348)	(198)

Total Adjusted EBITDA (as previously defined)*	$3,869	$1,705	$8,454	$2,774	$(3,751)	$(3,152)	$(31,016)

*We have provided Adjusted EBITDA (as previously defined) and Adjusted EBITDA (redefined) in this earnings release. The only difference between the two measures is the inclusion (Adjusted EBITDA (redefined)) or exclusion (Adjusted EBITDA (as previously defined)) of the impact from revenue and cost of revenue deferrals accounting treatment on our products. This is the last quarter we will report Adjusted EBITDA (as previously defined) and going forward, we will only be providing GAAP net Income/(loss) and Adjusted EBITDA (redefined) results.

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Revenue and Deferred Cost of Revenue. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize the revenue and any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred revenue and deferred cost of revenue related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred revenue and deferred cost of revenue from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Amortization and Impairment of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense and non-cash charge associated with acquired intangible assets.

Non-cash Warrant Expense. In the first and third quarters of 2016 and the full year of 2015, Glu recorded a non-cash charge related to the vesting of warrants to purchase shares of common stock issued to brand holders as part of third party licensing, development and publishing arrangements. These charges were computed using the Black-Scholes valuation model and were recorded in cost of revenue. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant expense as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with the vesting of any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Stock-Based Compensation Expense. Glu applies the fair value provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first, second and third quarters of 2016 and the fourth quarter of 2015 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the US in the second and third quarters of 2016.  Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Litigation Settlement Proceeds and Costs. These proceeds and expenses consist primarily of one-time settlement payments received from, and legal fees incurred in connection with, intellectual property infringement matters. Glu has treated the settlement proceeds as a multiple element arrangement and has allocated a significant portion of the proceeds to revenue as deemed royalty revenue for the settlement of past infringement. The residual proceeds have been allocated to contra general and administrative expenses and offset legal fees incurred. Glu excludes these proceeds and costs from its non-GAAP measures as these proceeds and costs are isolated, unpredictable and not expected to recur regularly, and Glu believes that these proceeds and costs have no direct correlation to the operation of its ongoing core business.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu has incurred various costs related to the acquisition and integration of PlayFirst and Cie Games into Glu’s operations. Glu recorded these acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Change in Fair Value of Strategic Investments.  From time to time, Glu makes strategic investments. Glu’s management excludes the impact of any losses and gains on such investments when evaluating Glu’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, Glu believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Foreign Currency Exchange Gains and Losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu excludes foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare Glu’s core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2015 and the first three quarters of 2016 were as follows (in thousands):

March 31, 2015	$(290)
June 30, 2015	(186)
September 30, 2015	(167)
December 31, 2015	(149)
FY 2015	$(792)

March 31, 2016	$148
June 30, 2016	182
September 30, 2016	(1,035)
FY 2016	$(705)

Investor Relations:

Seth Potter

ICR, Inc.

646-277-1230

ir@glu.com